Exhibit 24.1

POWER OF ATTORNEY

We, the undersigned Directors of Aetna Inc. (the “Company”), hereby severally constitute and appoint Michele G. Kostin, Counsel, and Judith H. Jones, counsel, and each of them individually, with full powers of substitution and resubstitution, our true and lawful attorneys, with full power to them and each of them to sign for us, in our names and in the capacities indicated below, Registration Statements on Form S-8 to be filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statements (including post-effective amendments), in connection with the registration under the Securities Act of 1933, as amended of up to 10,000,000 Common Shares of the Company under the Aetna Inc. Incentive Savings Plan, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

WITNESS our hands on this 24th day of September, 2004

/s/ Betsy Z. Cohen Betsy Z. Cohen, Director	/s/ Michael H. Jordan Michael H. Jordan, Director

/s/ Barbara Hackman Franklin Barbara Hackman Franklin, Director	/s/ Edward J. Ludwig Edward J. Ludwig, Director

/s/ Jeffrey E. Garten Jeffrey E. Garten, Director	/s/ Joseph P. Newhouse Joseph P. Newhouse, Director

/s/ Earl G. Graves Earl G. Graves, Director	/s/John W. Rowe John W. Rowe, M.D., Director, Chairman and Chief Executive Officer

/s/ Gerald Greenwald Gerald Greenwald, Director	/s/ Ronald A. Williams Ronald A. Williams, Director and President

/s/ Ellen M. Hancock Ellen M. Hancock, Director	/s/ Alan M. Bennett Alan M. Bennett, Chief Financial Officer